UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   March 17, 2011

EFL OVERSEAS, INC.
(Name of Small Business Issuer in its charter)

Nevada	333-155277	26-3062721
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

250-777 N. Rainbow Blvd., Las Vegas, NV  89107
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (702) 938-3656

_________________________________________________
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

On March 17, 2010 Eric Prim was appointed as a member of our Board of Directors. Our directors are elected for a one-year term and hold office until the next annual meeting of our shareholders or until their resignation or removal by a vote of our shareholders.

Eric Prim (age 52) is the President of Pilot Energy Solutions, and has been Senior Vice President of its affiliate Holloman Corporation since 1997. He has served as a director of Holloman Energy Corporation (OTCBB) since 2007 and also became that company’s Chief Operating Officer in 2009. Prior to his association with Holloman, Mr. Prim held senior technical management positions with Hunt Energy (1982-1987) and Rexene Corporation (1987-1997).  Mr. Prim holds a B.S. in Chemical Engineering from The University of Texas (1982) and an M.B.A. from Amber University (1987). Mr. Prim is a registered Professional Engineer in Texas and holds eight issued or pending U.S. Patents, all pertaining to energy technology.

Mr. Prim shall serve as director without compensation until such time, if any, the Board shall propose acceptable compensation to him.

Mr. Prim owns 130,000 shares of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2011	EFL OVERSEAS, INC.

	By:	/s/ Keith Macdonald
Keith Macdonald
President